                                   AMENDMENT,
                               DATED MAY 21, 2001
                                       TO
                                DISTRIBUTION PLAN
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

                                    EXHIBIT A

                                DATED MAY 21, 2001

                                RYDEX SERIES FUNDS
                                 DISTRIBUTION FEES


RYDEX SERIES FUNDS
------------------

         Mid-Cap Fund
         Mekros Fund
         Large-Cap Europe Fund
         Large-Cap Japan Fund


DISTRIBUTION FEES
-----------------

         Distribution Services.................twenty-five basis points (.25%)


CALCULATION OF FEES
-------------------

         Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.